Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Chris Manuel

Vice President of Investor Relations

567-336-2600

Chris.Manuel@o-i.com

Owens-Brockway Glass Container Inc. and OI European Group B.V. Announce

Upsizing and Pricing of Private Green Bond Offerings

PERRYSBURG, Ohio / SCHIEDAM, the Netherlands (May 12, 2023):

Pricing of Dollar Notes Offering

O-I Glass, Inc. (the “Company”) announced that Owens-Brockway Glass Container Inc. (“OBGC”), an indirect wholly owned subsidiary of the Company, priced a private offering (the “OBGC Offering”) of $690 million aggregate principal amount of its 7.250% senior notes due 2031 (the “Dollar Notes”) at par, which represents an increase of $190 million from the previously announced aggregate offering size. The net proceeds to OBGC from the OBGC Offering are expected to be approximately $682.4 million, after deducting commissions but before offering expenses payable by OBGC. OBGC’s obligations under the Dollar Notes will be guaranteed on a joint and several basis by Owens-Illinois Group, Inc. (“OI Group”) and certain U.S. domestic subsidiaries of OI Group that are guarantors under OI Group’s credit agreement. The OBGC Offering is expected to close on May 25, 2023, subject to the satisfaction of customary closing conditions.

OBGC expects to use the net proceeds from the OBGC Offering to purchase any and all of OBGC’s remaining $250 million aggregate principal amount of outstanding 5.875% Senior Notes due 2023 (the “2023 Notes”) pursuant to the previously announced tender offer for the 2023 Notes (the “2023 Notes Tender Offer”), and any remaining net proceeds received from the OBGC Offering, after giving effect to the use of net proceeds from the OBGC Offering to fund the 2023 Notes Tender Offer, if any, and net proceeds received from the concurrent OIEG Offering (as defined below), together with cash on hand, to purchase any and all of the outstanding 2024 Notes (as defined below) tendered in the 2024 Notes Tender Offer (as defined below). OBGC intends to use the incremental net proceeds from the increase in offering size to fund the repayment or repurchase of near term debt maturities. In addition, OBGC intends to allocate an amount equal to the net proceeds received from the OBGC Offering to finance and/or refinance new and/or existing Eligible Green Projects.

“Eligible Green Projects” include:

●	Projects and investments aimed at increasing utilization of renewable energy;

●	Investments in energy efficient solutions in offices, plants and warehouse;

●	Use of new technologies aimed at reducing potable water consumption in the manufacturing process;

●	Projects, investments, and R&D aimed at improving the production technologies and processes in manufacturing facilities, and facilitating the use of alternative resources;

●	Projects aimed at increasing the circularity of products and inputs, including waste collection and/or glass recycling processing facilities; and

●	Projects aimed at decreasing the use of raw material, and using sustainable raw material to produce environmentally friendly products.

Pricing of Euro Notes Offering

The Company also announced that OI European Group B.V. (“OIEG”), an indirect wholly owned subsidiary of the Company, priced a private offering (the “OIEG Offering”) of €600 million aggregate principal amount of its 6.250% senior notes due 2028 (the “Euro Notes” and, together with the Dollar Notes, the “Notes”) at par, which represents an increase of €100 million from the previously announced aggregate offering size. The net proceeds to OIEG from the OIEG Offering are expected to be approximately €593.4 million (approximately $646.8 million based on the March 31, 2023 exchange rate of €1.00=$1.09), after deducting commissions but before offering expenses payable by OIEG. OIEG’s obligations under the Euro Notes will be guaranteed on a joint and several basis by OI Group, OBGC and certain U.S. domestic subsidiaries of OI Group that are guarantors under OI Group’s credit agreement. The OIEG Offering is expected to close on May 25, 2023, subject to the satisfaction of customary closing conditions.

OIEG expects to use the net proceeds from the OIEG Offering, together with net proceeds received from the OBGC Offering, after giving effect to the use of net proceeds from the OBGC Offering to fund the 2023 Notes Tender Offer, if any, and cash on hand, to purchase any and all of the outstanding €725 million aggregate principal amount (approximately $790 million based on the March 31, 2023 exchange rate of €1.00 = $1.09) of OIEG’s outstanding 3.125% Senior Notes due 2024 (the “2024 Notes” and, together with the 2023 Notes, the “Tender Offer Notes”) pursuant to the previously announced tender offer for the 2024 Notes (the “2024 Notes Tender Offer”). In addition, OIEG intends to allocate an amount equal to the net proceeds received from the OIEG Offering to finance and/or refinance new and/or existing Eligible Green Projects.

The Notes and the guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. Unless so registered, the Notes and the guarantees may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Prospective purchasers that are qualified institutional buyers are hereby notified that the seller of the Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

The information contained in this news release is for informational purposes only and shall not constitute a notice of tender offer or redemption for the Tender Offer Notes or an offer to sell or the solicitation of an offer to buy the 2023 Notes, the 2024 Notes, the Notes or the guarantees or any other securities, nor shall there be any sale of the Notes and the guarantees in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Any offer of the Notes in any Member State of the European Economic Area will be made pursuant to an exemption under Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of securities. MiFID II and UK MiFIR professionals/ECPs-only / No PRIIPs KID or UK PRIIPs KID – Manufacturer target market (MIFID II and UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs or UK PRIIPs key information document (“KID”) has been or will be prepared as not available to retail investors in the European Economic Area or the UK.

In the United Kingdom, this announcement and any other material in relation to the Notes are being distributed only to, and are directed only at, persons who are “qualified investors” (as defined in Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”)) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. In the United Kingdom, the Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this announcement or its contents. The Notes are not being offered to the public in the United Kingdom.

About O-I Glass

At O-I Glass, Inc. (NYSE: OI), we love glass and we’re proud to be one of the leading producers of glass bottles and jars around the globe. Glass is not only beautiful, it’s also pure and completely recyclable, making it the most sustainable rigid packaging material. Headquartered in Perrysburg, Ohio (USA), O-I is the preferred partner for many of the world’s leading food and beverage brands. We innovate in line with customers’ needs to create iconic packaging that builds brands around the world. Led by our diverse team of more than 24,000 people across 69 plants in 19 countries, O-I achieved net sales of $6.9 billion in 2022.

Forward-Looking Statements

This press release contains “forward-looking” statements related to the Company within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act. Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements.

It is possible that the Company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) the general political, economic and competitive conditions in markets and countries where the Company has operations, including uncertainties related to economic and social conditions, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, changes in tax rates and laws, war, civil disturbance or acts of terrorism, natural disasters, and weather, (2) cost and availability of raw materials, labor, energy and transportation (including impacts related to the current conflict between Russia and Ukraine and disruptions in supply of raw materials caused by transportation delays), (3) the impact of the COVID-19 pandemic and the various governmental, industry and consumer actions related thereto, (4) competitive pressures, consumer preferences for alternative forms of packaging or consolidation among competitors and customers, (5) the Company’s ability to improve its glass melting technology, known as the MAGMA program, and implement it within the timeframe expected, (6) unanticipated operational disruptions, including higher capital spending, (7) the failure of the Company’s joint venture partners to meet their obligations or commit additional capital to the joint venture, (8) the Company’s ability to manage its cost structure, including its success in implementing restructuring or other plans aimed at improving the Company’s operating efficiency and working capital management, and achieving cost savings, (9) the Company’s ability to acquire or divest businesses, acquire and expand plants, integrate operations of acquired businesses and achieve expected benefits from acquisitions, divestitures or expansions, (10) the Company’s ability to generate sufficient future cash flows to ensure the Company’s goodwill is not impaired, (11) the Company’s ability to achieve its strategic plan, (12) unanticipated expenditures with respect to data privacy, environmental, safety and health laws, (13) the ability of the Company and the third parties on which it relies for information technology system support to prevent and detect security breaches related to cybersecurity and data privacy, (14) changes in capital availability or cost, including interest rate fluctuations and the ability of the Company to refinance debt on favorable terms, (15) foreign currency fluctuations relative to the U.S. dollar, (16) changes in tax laws or U.S. trade policies, (17) risks related to recycling and recycled content laws and regulations, (18) risks related to climate-change and air emissions, including related laws or regulations and increased environmental, social and governance (“ESG”) scrutiny and changing expectations from stakeholders and the other risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequently filed Quarterly Reports on Form 10-Q or the Company’s other filings with the Securities and Exchange Commission.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this press release are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results, or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company’s results or operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this press release.

SOURCE: O-I Glass, Inc.